                                                                     EXHIBIT 1.1


                      DANNINGER MEDICAL TECHNOLOGIES, INC.
                                   $5,000,000
                __% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003


                             UNDERWRITING AGREEMENT

                                                                  April __, 1996
THE OHIO COMPANY
155 East Broad Street, 20th Floor
Columbus, Ohio  43215

Ladies and Gentlemen:

         Danninger Medical Technologies, Inc., a Delaware corporation (the "Company"), proposes to sell to The Ohio Company (the "Underwriter") an aggregate $5,000,000 principal amount of its __% Convertible Subordinated Debentures due 2003 (the "Firm Debentures"). The Company also proposes to grant to the Underwriter an option to purchase up to $250,000 in principal amount of its __% Convertible Subordinated Debentures due 2003 for the purpose of covering over-allotments (the "Option Debentures"). The Firm Debentures and the Option Debentures purchased pursuant to this Agreement are herein called the "Debentures." The Debentures are to be issued pursuant to an Indenture, dated as of April __, 1996, by and between the Company and Fifth Third Bank, Columbus, Ohio, as trustee (the "Trustee"). (Such Indenture. as amended and supplemented, is herein referred to as the "Indenture".)

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-2 (Registration No. 33-_____), including the related preliminary prospectus relating to the Debentures, and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will-file such additional amendments thereto and such amended prospectuses as may be hereafter required relating to the Debentures. The Company has met all of the eligibility requirements for the use of a registration statement on Form S-2. Copies of such registration statement and any amendments, including any post-effective amendments, and all forms of the related prospectuses contained therein and any supplements thereto, have been delivered to you. Such registration statement, including the prospectus, Part II, any documents or information incorporated by reference therein, all financial schedules and exhibits thereto, and all information deemed to be a part of such registration statement pursuant to Rule 430A(b) under the Securities Act, as amended at the time when it shall become effective, is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses all the information that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Rules and Regulations (as defined below) and in the form filed pursuant to Rule 424(b) under the Securities Act is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "Effective Prospectus." Any prospectus included in the Registration Statement and in any amendment thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus." For purposes of this Agreement, "Rules and Regulations" mean the rules and regulations promulgated by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

                 (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof, complied with the requirements of the Securities Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the Cover Page and in the first, second and third paragraphs under the caption "Underwriting" in the Final Prospectus. When the Registration Statement becomes effective and at all times subsequent thereto up to and including the First Closing Date (as hereinafter defined), (i) the Registration Statement, the Effective Prospectus and Final Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will comply with the requirements of the Securities Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Effective Prospectus nor the Final Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page and, in the first, second and third paragraphs under the caption "Underwriting" in the Prospectus).

                 (c) The Company and each subsidiary of the Company (as used herein, the term "subsidiary" includes any corporation, joint venture or partnership in which the Company or any subsidiary of the Company has an ownership interest) is duly organized and validly existing and in good standing under the laws of the respective jurisdictions of their organization or incorporation, as the case may be, with full power and authority (corporate, partnership and other, as the case may be) to own their properties and conduct their businesses as now conducted and are duly qualified or authorized to do business and are in good standing in all jurisdictions wherein the nature of their business or the character of property owned or leased may require them to be qualified or authorized to do business or where the failure to be so qualified would not have a materially adverse affect upon the Company. The only subsidiaries of the Company are two wholly owned companies, Cross Medical Products, Inc. and Recovery
         Services, Inc.   The Company and its subsidiaries hold all licenses,
         consents and approvals, and have satisfied all eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as required for the conduct of the respective businesses in which they are engaged and are contemplated to be engaged in the Effective Prospectus and the Final Prospectus.

                 (d) The issued shares of capital stock of each of the Company's wholly owned subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are all owned beneficially by the Company free and clear of any security interests, liens, encumbrances, entities or claims.

                 (e) The Debentures have been duly and validly authorized and, when executed and authenticated in accordance with the Indenture and delivered and paid for by the Underwriter pursuant to this Agreement, will constitute legal and binding obligations of the Company entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Effective Prospectus and the Final Prospectus.

                 (f) The capitalization of the Company as of December 31, 1995 is as set forth under the caption "Capitalization" in the Effective Prospectus and the Final Prospectus, and the Company's capital stock conforms to the description thereof contained under the caption "Description of Capital Stock" in the Effective Prospectus and the Final Prospectus. All the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer





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         of, any shares of the Company's capital stock pursuant to the
         Company's certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound except as described in the Effective Prospectus and the Final Prospectus. Neither the filing of the Registration Statement nor the offer or sale of the Debentures by the Company as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock of the Company or any other securities of the Company. The Underwriter will receive good and marketable title to the Debentures to be issued and delivered by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders' agreements and voting trusts whatsoever.

                 (g) All offers and sales of the Company's securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                 (h) The Company has full legal right, power and authority to enter into this Agreement and the Indenture and to sell and deliver the Debentures to the Underwriter as provided herein, and this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws generally affecting the rights of creditors, and by the application of principles of equity (whether sought in a proceeding in equity or in law). No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement or the Indenture by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act, the TIA or state securities or Blue Sky laws in connection with the purchase and distribution of the Debentures by the Underwriter. The issue and sale of the Debentures by the Company, the Company's performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby or thereby will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default by the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or any of their respective properties is subject, the certificate of incorporation, or bylaws of the Company or any of its subsidiaries or the partnership agreements of any partnership or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company, or any subsidiary or any of their respective properties. Neither the Company nor any subsidiary is in violation of its certificate of incorporation, partnership agreement or joint venture agreement, as the case may be, or bylaws or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default), in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or permit to which it is a party or by which it or any of its properties is or may be bound.

                 (i) The consolidated financial statements and the related notes of the Company included or incorporated by reference in the Registration Statement, the Effective Prospectus and the Final Prospectus present fairly the financial position, results of operations and changes in financial position and cash flow of the Company and its subsidiaries, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The other financial statements and schedules included in or as schedules to the Registration Statement conform to the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and present fairly the information presented therein for the periods shown. The financial and statistical data set forth in the Effective Prospectus and the Final Prospectus





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         under the captions "Prospectus Summary," "Use of Proceeds,"
         "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" fairly presents the information set forth therein on the basis stated in the Effective Prospectus and the Final Prospectus. Coopers & Lybrand L.L.P. ("Coopers & Lybrand") whose reports appear in the Effective Prospectus and the Final Prospectus, are independent accountants as required by the Securities Act and the Rules and Regulations.

                 (j) Subsequent to December 31, 1995, neither the Company nor any subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Effective Prospectus and the Final Prospectus; and subsequent to the respective dates as of which information is given in the Registration Statement, the Effective Prospectus and the Final Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (ii) there has not been any material change in the capital stock, partnership interests, joint venture interests, long-term debt, obligations under capital leases or short-term borrowings of the Company and its subsidiaries or any issuance of options, warrants or rights to purchase the capital stock of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of the Company or its subsidiaries, except in each case as described in or contemplated by the Effective Prospectus and the Final Prospectus.

                 (k) Except as described in the Prospectus, there is not pending, or to the knowledge of the Company threatened, any action, suit, proceeding, inquiry or investigation, to which the Company, any of its subsidiaries or any of their officers or directors is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse change in the business condition (financial or other), prospects, financial position, net worth or results of operations of the Company or its subsidiaries.

                 (l) There are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Effective Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                 (m) Except as described in the Effective Prospectus and the Final Prospectus, the Company and each of its subsidiaries have good and marketable title to all real and material personal property owned by them, free and clear of all liens, charges, encumbrances or defects except those reflected in the financial statements hereinabove described. The real and personal property and buildings referred to in the Effective Prospectus and the Final Prospectus which are leased from others by the Company are held under valid, subsisting and enforceable leases. The Company or its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

                 (n) The Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, except as disclosed in the Effective Prospectus and the Final Prospectus, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation.

                 (o) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due





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         therefrom; and there is no tax deficiency that has been, nor does the
         Company or any subsidiary have knowledge of any tax deficiency which is likely to be, asserted against the Company or its subsidiaries, which if determined adversely could materially and adversely affect the earnings, assets, affairs, business prospects or condition (financial or other) of the Company or its subsidiaries taken as a whole.

                 (p) Except as specifically disclosed in the Effective Prospectus and the Final Prospectus, the Company and its subsidiaries operate their business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of governmental bodies and has all licenses, approvals or consents required to operate as currently being operated, and the Company and its subsidiaries are not aware of any existing or imminent matter which may adversely impact their operations or business prospects.

                 (q) Neither the Company nor any of its subsidiaries have failed to file with the applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order; all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Neither the Company nor any of its subsidiaries have failed to maintain in full force and effect any license or permit necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and, except as disclosed in the Effective Prospectus and the Final Prospectus, there is not pending any change under any law, regulation, license or permit which could materially and adversely affect its businesses, operations, property or business prospects. Neither the Company nor any of its subsidiaries have received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order.

                 (r) No labor dispute exists with the Company's employees or with employees of its subsidiaries or is imminent which could materially adversely affect the Company or any of its subsidiaries. The Company is not aware of any existing or imminent labor disturbance by its employees or by any employees of its subsidiaries which could be expected to materially and adversely affect the condition (financial or otherwise), results of operations, properties, affairs, management, business affairs or business prospects of the Company or any of its subsidiaries.

                 (s) Except as disclosed in the Effective Prospectus and the Final Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the licenses, copyrights, trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or its subsidiaries.

                 (t) Neither the Company nor any of its subsidiaries, nor any of the directors, officers, employees or agents of the Company and its subsidiaries have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be expected to constitute, stabilization or manipulation of the price of the common stock, par value $.01 per share ("Common Stock") of the Company.

                 (u) The Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq Small Cap Market System (the "Nasdaq Small Cap Market") under the symbol "DANN."

                 (v) The Company has filed with the Commission and the NASD all reports, documents and statements required to be filed by the Company pursuant to the Securities Act, the Exchange Act, the Rules and Regulations and all the rules and regulations of the NASD relating to qualification for trading on the





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         Nasdaq Small Cap Market, and each of such reports, documents and statements, at the time that they were filed, complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations.

         2. Purchase, Sale and Delivery of the Debentures. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Firm Debentures to the Underwriter, and the Underwriter agrees to purchase at a purchase price of $_____ per each $_____ principal amount, the Firm Debentures.

         (b) The Company also grants to the Underwriter an option to purchase, solely for the purpose of covering over-allotments in the sale of Firm Debentures, all or any portion of the Option Debentures at the purchase price set forth above plus accrued interest. The option granted hereby may be exercised as to all or any part of the Option Debentures at any time (but only once) within thirty (30) days after the date of the Final Prospectus. The Underwriter shall not be under any obligation to purchase any Option Debentures prior to the exercise of such option. The option granted hereby may be exercised by the Underwriter by giving written notice to the Company setting forth the amount of Option Debentures to be purchased and the date and time for delivery of and payment for such Option Debentures and stating that the Option Debentures referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Debentures. If such notice is given prior to the First Closing Date (as defined herein), the date set forth therein for such delivery and payment shall not be earlier than two (2) full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three (3) full business days thereafter. In either event, the date so set forth shall not be more than fifteen (15) full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of the option, the Company shall become obligated to sell to the Underwriter, and, subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase the amount of Option Debentures specified in such notice.

         (c) Certificates in definitive form for the Firm Debentures which the Underwriter has agreed to purchase hereunder shall be delivered by or on behalf of the Company to the Underwriter against payment by the Underwriter of the purchase price therefor by certified or official bank check or checks in Columbus, Ohio Clearing House (next day) funds to the order of the Company, at the offices of The Ohio Company ("The Ohio Co."), 155 East Broad Street, 20th Floor, Columbus, Ohio 43215, or at such other place as may be agreed upon by The Ohio Co. and the Company, at 10:00 A.M., Columbus time, on the third full business day after this Agreement becomes effective, or at such other time not later than the fifth full business day thereafter as the Underwriter and the Company may determine, such time of delivery against payment being herein referred to as the "First Closing Date." The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates." Certificates in definitive form for the Option Debentures which the Underwriter shall have agreed to purchase hereunder shall be similarly delivered by or on behalf of the Company on the Option Closing Date. The certificates in definitive form for the Debentures to be delivered will be in good delivery form and in such denominations and registered in such names as The Ohio Co. may request not less than twenty-four (24) hours prior to the First Closing Date or the Option Closing Date, as the case may be. Such certificates will be made available for checking and packaging at a location in Columbus, Ohio as may be designated by you, at least twelve (12) hours prior to the First Closing Date or the Option Closing Date, as the case may be.

         3. Offering by the Underwriter. After the Registration Statement becomes effective, the Underwriter proposes to offer for sale to the public the Firm Debentures and any Option Debentures which may be sold at the price and upon the terms set forth in the Final Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                 (a) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424 and 430A of the Rules and Regulations and to notify you promptly (in





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
         writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement, the Effective Prospectus or the Final Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Debentures; and the Company shall not file any amendment of or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus which is not approved by you after reasonable notice thereof. The Company shall advise you promptly of the issuance by the Commission or any jurisdiction or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or suspending the qualification of the Debentures for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                 (b) The Company will take or cause to be taken all necessary action and furnish to whomever you direct such information as may be reasonably required in qualifying the Debentures and the Common Stock into which the Debentures are convertible for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the distribution.

                 (c) Within the time during which a Final Prospectus relating to the Debentures is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Debentures as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                 (d) The Company will furnish without charge to the Underwriter copies of the Registration Statement (four of which shall be signed and shall be accompanied by all exhibits, including any which are incorporated by reference, which have not previously been furnished), each Preliminary Prospectus, the Effective Prospectus and the Final Prospectus, and all amendments and supplements thereto, including any prospectus or supplement prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

                 (e) The Company will (i) deliver to you at such office or offices as you may designate as many copies of the Preliminary Prospectus and Final Prospectus as you may reasonably request, and
         (ii) for a period of not more than nine (9) months after the Registration Statement becomes effective, send to the Underwriter as many additional copies of the Final Prospectus and any supplement thereto as you may reasonably request.

                 (f) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act as promptly as practicable and in any event no later than forty-five (45) days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of
         Section 11(a)





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
         of the Securities Act covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

                 (g) The Company will apply the net proceeds from the sale of the Debentures by the Company as set forth under the caption "Use of Proceeds" in the Final Prospectus.

                 (h) The Company will, at all times when the Debentures are outstanding, reserve and continue to reserve for issuance shares of Common Stock in numbers sufficient to accommodate conversion of all Debentures as set forth in the Indenture which, when issued and converted in accordance with the Indenture, will be validly issued, fully paid and nonassessable.

                 (i) During a period of five (5) years from the effective date of the Registration Statement or such longer period as the Underwriter may reasonably request, the Company will furnish to the Underwriter copies of all reports and other communications (financial or other) furnished by the Company to its shareholders and, as soon as available, copies of any reports or financial statements furnished or filed by the Company to or with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                 (j) The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Securities Act, the Exchange Act and the Rules and Regulations, and shall also file with state securities commissions in states where the Debentures have been sold by you (as you shall have advised us in writing) such reports as are required to be filed by the securities acts and the regulations of those states.

                 (k) If at any time during the twenty-five (25) day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Debentures or the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Final Prospectus), the Company will, after written notice from you advising it as to the effect set forth above, prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                 (l) The Company will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Debentures or the Common Stock.

         5. Expenses. The Company agrees with the Underwriter that whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay (a) all fees and expenses incident to the performance of the obligations of the Company hereunder, including, but not limited to, (i) the Commission's registration fee, (ii) the expenses of printing (or reproduction) and distributing the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Effective Prospectus, the Final Prospectus, any amendments or supplements thereto, and this Agreement and other Underwriting documents and Blue Sky Memoranda, (iii) fees and expenses of accountants and counsel for the Company,
(iv) expenses of registration or qualification of the Debentures under state Blue Sky and securities laws, including the fees and disbursements of counsel to the Underwriter in connection therewith, (v) filing fees paid or incurred by the Underwriter and related fees and expenses incurred by counsel to the Underwriter in connection with filings with the NASD, (vi) any applicable listing fees, (vii) all travel, lodging and reasonable living expenses incurred by the Company in connection with marketing, dealer and other meetings attended by the Company and the Underwriter in marketing the Debentures, (viii) the costs and charges of the Company's transfer agent and registrar and the cost of preparing the certificates for the Debentures, (ix) fees and expenses of the Trustee in connection with the Indenture and the Debentures and (x) all other costs and expenses incident to the performance of their obligations hereunder not otherwise provided for in this Section; and (b) the Underwriter's counsel fees, disbursements and expenses not in excess of $50,000.

         6. Conditions of the Underwriter's Obligation. The obligation of the Underwriter to purchase and pay for the Firm Debentures shall be subject, in its discretion, to the accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of all of its covenants and agreements hereunder and to the following additional conditions:

                 (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 P.M., Washington, D.C. time, on the day following the date of this Agreement, or such later time and date as shall have been consented to by the Underwriter and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to your satisfaction; and the NASD, upon review of the terms of the public offering of the Debentures, shall not have objected to such offering, such terms or the Underwriter's participation in the same.

                 (b) The Underwriter shall not have advised the Company that the Registration Statement, Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in your judgment, is material, or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein.

                 (c) The Underwriter shall have received an opinion, dated the Closing Date, from Porter, Wright, Morris & Arthur, counsel for the Company, to the effect that:

                          (i) The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as now conducted, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the failure to so qualify would have a material adverse effect upon the Company. The Company holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business in all locations in which such business is currently being conducted except where the failure to hold such licenses, certificates, permits, franchises and authorizations would not have a materially adverse affect upon the Company.

                          (ii) Each of the Company's subsidiaries is validly existing and in good standing under the laws of the state of its incorporation or organization, as the case may be, with power and authority to own its properties and conduct its business as now conducted, and is duly qualified or authorized to do business and is in good standing in all other jurisdictions where the failure to so qualify would have a material adverse effect upon the business of the Company and its subsidiaries. No options or warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in any of the Company's subsidiaries are outstanding.

                          (iii)   As of the dates specified therein, the
                 Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Final Prospectus.
                 All of the
                 outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable; none of the issued shares have been issued in violation of or subject to any preemptive rights provided for by law or by the Company's certificate of incorporation. The Company has reserved for issuance shares of Common Stock in numbers sufficient to accommodate conversion of all of the Debentures as set forth in the Indenture, which, when issued and converted in accordance with the Indenture will be validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, the Debentures pursuant to the Company's certificate of incorporation or bylaws or other governing documents any agreement or other instrument to which the Company is a party or by which it may be bound except as described in the Effective Prospectus and Final Prospectus. Neither the filing of the Registration Statement nor the offer or sale of the Debentures as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or any other securities of the Company. The Underwriter will receive good and marketable title to the Debentures to be issued and delivered pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders agreements and voting trusts whatsoever. The capital stock of the Company and the Debentures conform to the description thereof contained in the Final Prospectus. All sales of the Company's securities outstanding on the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an exemption from the registration requirements of applicable state securities or Blue Sky laws.

                          (iv) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained from Bank One, Columbus, NA and except such as have been obtained under the Securities Act and such as may be required by the NASD and under state securities or Blue Sky laws in connection with the purchase and distribution of the Debentures by the Underwriter. The performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or to which the Company or its properties is subject, the certificate of incorporation or bylaws of the Company, any statute, or any judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body applicable to the Company or any of its subsidiaries or their properties.

                          (v) The Company has full legal right, power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Debentures to be sold by it to the Underwriter as provided herein and therein, and this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws generally affecting the rights of creditors, and by the application of principles of equity (whether sought in a proceeding in equity or in law).

                          (vi) Except as described in the Final Prospectus, there is not pending, or to the knowledge of such counsel threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of its subsidiaries, could result in any material adverse change in the business, financial position, net worth or results of operations, or could materially adversely affect the properties or assets, of the Company and any of its subsidiaries.

                          (vii) To the best knowledge of such counsel, no default exists, and no event has occurred which with notice or after the lapse of time to cure or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which they or their properties are subject, or of the certificate of incorporation or bylaws of the Company or any of its subsidiaries.

                          (viii) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries or any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries.

                          (ix) The Registration Statement and all post effective amendments thereto have become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the Commission. All filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; the Registration Statement, the Effective Prospectus and Final Prospectus, and any amendments or supplements thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the descriptions in the Registration Statement, the Effective Prospectus and the Final Prospectus of statutes, regulations, legal and governmental proceedings, and contracts and other documents are accurate in all material respects and present fairly the information required to be stated; and such counsel does not know of any pending or threatened legal or governmental proceedings, statutes or regulations required to be described in the Final Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed, as required.

                 In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein).

                 Such opinion may be limited to federal law and, as to state law matters, to the laws of the State of Delaware and the State of Ohio. Such counsel may also rely on opinion of other counsel as to matters of local law provided that such counsel shall state that they believe both they and you are justified in relying on such opinion.

                 (d) The Underwriter shall have received an opinion or opinions, dated the Closing Date, of Squire, Sanders & Dempsey, counsel for the Underwriter, with respect to the Registration Statement and the Final Prospectus, and such other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (e) The Underwriter shall have received from Coopers & Lybrand, a letter dated the date hereof and, at the Closing Date, a second letter dated the Closing Date, in form and substance satisfactory to the Underwriter, stating that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations, and to the effect that:

                          (i) In their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules and Regulations and are presented in accordance with generally accepted accounting principles; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company;

                          (ii) The unaudited selected financial information included in the Preliminary Prospectus and the Final Prospectus under the captions "PROSPECTUS SUMMARY" and "SELECTED CONSOLIDATED FINANCIAL DATA" for the three fiscal years and five fiscal years, respectively, ended December 31, 1995, December 31, 1994, December 31, 1993, December 31, 1992,
                 and December 31, 1991, agrees with the corresponding amounts in the audited financial statements included in the Final Prospectus or previously reported on by them;

                          (iii) On the basis of a reading of the latest available interim consolidated financial statements (unaudited) of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Representatives, nothing came to their attention that caused them to believe that:

                                  (A)      the unaudited financial statements
                          included in the Registration Statement do not comply as to form in all material respects with the accounting requirements of the federal securities laws and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited financial statements contained in the Registration Statement;

                                  (B)      any other unaudited financial
                          statement data included in the Final Prospectus do not agree with the corresponding items in the unaudited financial statements from which data was derived and any such unaudited data were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included or incorporated by reference in the Prospectus;

                                  (C)      at a specified date not more than
                          five (5) days prior to the date of delivery of such respective letter, there was any change in the consolidated capital stock, decline in stockholders' equity or increase in long-term debt of the Company and its subsidiaries, or other items specified by the Underwriter in each case as compared with amounts shown in the latest balance sheets included in the Final Prospectus, except in each case for changes, decreases or increases which the Final Prospectus discloses have occurred or may occur or which are described in such letters; and

                                  (D) for the period from the closing date of the latest consolidated statements of earnings included in the Effective Prospectus and the Final Prospectus to a specified date not more than five (5) days prior to the date of delivery of such respective letter, there were any decreases in total revenues or net income of the Company, or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Final Prospectus discloses have occurred or may occur or which are described in such letter.

                          (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Effective Prospectus and the Final Prospectus and have compared and agreed such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries or to analyses and schedules prepared by the Company and its subsidiaries from its detailed accounting records.

                 In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligation of the Underwriter that the Underwriter shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with Coopers & Lybrand, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheets of the Company included in the Final Prospectus, or a material adverse change in total revenues or net income, of the Company, in each case as compared with the corresponding period of the prior year.

                 (f) There shall have been furnished to you a certificate, dated the Closing Date and addressed to you, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

                          (i) the representations and warranties of the Company in Section 1 of this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending, or to their knowledge, threatened under the Securities Act;

                          (iii) all filings required by Rule 424 and Rule 430A
                 of the Rules and Regulations have been made;

                          (iv) they have carefully examined the Registration Statement, the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                          (v) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus which has not been so set forth.

                 (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as stated therein, the Company and its subsidiaries have not sustained any material loss or interference with their respective business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, or become a party to or the subject of any litigation which is material to the Company and its subsidiaries taken as a whole, nor shall there have been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, key personnel, capitalization, net worth, results of operations or condition (financial or other) of the Company and its subsidiaries taken as a whole, which loss, interference, litigation or change, in your judgment shall render it unadvisable to commence or continue with the public offering or the delivery of the Debentures.

                 (h) At or prior to the Closing Date, none of the following events shall have occurred: (i) suspension in the trading in securities on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market; (ii) the establishment of minimum or maximum prices on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market; (iii) the declaration of a banking moratorium by federal or state authorities; or (iv) a material change in general economic, political or financial conditions or the effect of international conditions on the financial markets in the United States shall, in your reasonable judgment, make it inadvisable to proceed with the public offering.

         All such opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Underwriter and its counsel. The Company shall furnish to the Underwriter such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriter shall reasonably request.

         The obligation of the Underwriter to purchase and pay for the Option Debentures shall be subject, in its discretion, to each of the foregoing conditions to purchase the Firm Debentures, except that all references to the "Closing Date" shall be deemed to refer to the Option Closing Date, if it shall be a date other than the Closing Date.

         7. Condition of the Company's Obligations. The obligations hereunder of the Company are subject to the condition set forth in Section 6(a) hereof.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon
(i) any untrue statement made by the Company in the representations and warranties of the Company contained herein, (ii) any failure of the Company to perform its obligations hereunder or under law, (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Debentures under the securities laws thereof (a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared by the Company and used in connection with the marketing of the Debentures, including, without limitation, slides, videos, films and tape recordings, and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Effective Prospectus or Final Prospectus or such amendment or such supplement or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the Cover Page and in the first, second, and third paragraphs under the caption "Underwriting" in any Preliminary Prospectus and the Final Prospectus and the Effective Prospectus.)

         (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the Cover Page and in the first, second and third paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Effective Prospectus and the Final Prospectus).

         (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, including governmental proceedings, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation except that you shall have the right to employ separate counsel if, in your reasonable judgment, it is advisable for you and the Underwriter to be represented by separate counsel, and in that event the fees and expenses of separate counsel shall be paid by the Company.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding part of this Section 8 is for any reason held to be unavailable to the Underwriter or the Company or is insufficient to hold harmless an indemnified party, then the Company shall contribute to the damages paid by the Underwriter, and the Underwriter shall contribute to the damages paid by the Company provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Debentures (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. The Underwriter or person controlling the Underwriter shall not be obligated to make contribution hereunder which in the aggregate exceeds the underwriting discount applicable to the Debentures purchased by the Underwriter under this Agreement, less the aggregate amount of any damages which the Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

         9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person, (ii) any termination of this Agreement and (iii) delivery of and payment for the Debentures.

         10. Effective Date. This Agreement shall become effective at such time after the Registration Statement has become effective as the Underwriter shall release the Firm Debentures for sale to the public; provided, however, that the provisions of Sections 5, 8, 9 and 10 hereof shall at all times be effective. For purposes of this Section 10, the Firm Debentures shall be deemed to have been so released upon the release by the Underwriter for publication, at any time after the Registration Statement has become effective, of any newspaper advertisement relating to the Firm Debentures or upon the release by the Underwriter of telegrams offering the Firm Debentures for sale to securities dealers, whichever may occur first.

         11. Termination. (a) The Company's obligations under this Agreement may be terminated by the Company by notice to the Underwriter (i) at any time before it becomes effective in accordance with Section 10 hereof, or
(ii) in the event that the condition set forth in Section 7 shall not have been satisfied at or prior to the First Closing Date.

         (b) This Agreement may be terminated by the Underwriter by notice to the Company (i) at any time before it becomes effective in accordance with
Section 10 hereof; (ii) in the event that at or prior to the First Closing Date the Company shall have failed, refused or been unable to perform any agreement on the part of the Company, to be performed hereunder or any other condition to the obligation of the Underwriter hereunder is not fulfilled; (iii) if at or prior to the Closing Date trading in securities on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited or minimum or maximum prices shall have been established on either of such Exchanges or such market, or a banking moratorium shall have been declared by Federal or state authorities; (iv) if at or prior to the Closing Date trading in securities of the Company shall have been suspended; or (v) if there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in your reasonable judgment, makes it inadvisable to commence or continue with the public offering or the delivery of the Debentures.

         (c) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party other than as provided in Sections 5 and 8 hereof.

         12. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telegraphed in care of The Ohio Company, 155 East Broad Street, 20th Floor, Columbus, Ohio 43215, Attention: Curtis D. Milner or if sent to the Company shall be mailed, delivered or telegraphed and confirmed in writing to the Company in care of the Company at 4140 Fisher Road, Columbus, Ohio 43228, Attention: Joseph A. Mussey.

         13. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement.
This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Company and the Underwriter and for the benefit of no other person except that (i) the representations and warranties of the Company contained in this Agreement shall also be for the benefit of any person or persons who control the Underwriter within the meaning of Section 15 of the Securities Act, and (ii) the indemnities by the Underwriter shall also be for the benefit of the directors of the Company, officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act. No purchaser of Debentures from the Underwriter will be deemed a successor because of such purchase. The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriter.

                                        Very truly yours,

                                        DANNINGER MEDICAL TECHNOLOGIES, INC.


                                        By:_____________________________________

                                        Title:__________________________________

Confirmed and accepted as of
the date first above written.

THE OHIO COMPANY


By:_______________________________
Its:______________________________





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